UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2016

Industrial Logistics Realty Trust Inc.

(Exact name of registrant as specified in its charter)

Maryland	333-200594	61-1577639
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 Seventeenth Street, 17th Floor

Denver, CO 80202

(Address of principal executive offices)

(303) 228-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Amended and Restated Advisory Agreement

Industrial Logistics Realty Trust Inc. (the “Company”), ILT Operating Partnership LP (the “Operating Partnership”), and ILT Advisors LLC (the “Advisor”) previously entered into an Amended and Restated Advisory Agreement, dated as of July 1, 2016 (the “Advisory Agreement”), pursuant to which the Advisor performs certain duties and responsibilities as a fiduciary of the Company and its stockholders. On October 27, 2016, the Company, the Operating Partnership and the Advisor entered into the Second Amended and Restated Advisory Agreement (the “Amended and Restated Advisory Agreement”) which amends and restates the Advisory Agreement, the terms of which generally remain unchanged except that the Amended and Restated Advisory Agreement provides clarification regarding certain expenses paid or incurred by the Advisor that could be paid or reimbursed by the Company or the Operating Partnership in connection with the Advisor’s performance of services under the Amended and Restated Advisory Agreement. Such reimbursable expenses expressly include personnel (and related employment) costs and overhead (including, but not limited to, allocated rent paid to both third parties and an affiliate of the Advisor, equipment, utilities, insurance, travel and entertainment, and other costs) paid or incurred by the Advisor or its affiliates, including, but not limited to, total compensation, benefits and other overhead of all employees involved in the performance of such services.

The preceding summary does not purport to be a complete summary of the Amended and Restated Advisory Agreement and is qualified in its entirety by reference to the Amended and Restated Advisory Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated by reference herein.

Expense Support Agreement

Also on October 27, 2016, the Company entered into an Expense Support Agreement (the “Expense Support Agreement”) with the Operating Partnership and the Advisor. Pursuant to the Expense Support Agreement, effective for each quarter between October 1, 2016 and ending September 30, 2019, the Advisor has agreed to defer payment of all or a portion of the asset management fees otherwise payable to it pursuant to the Amended and Restated Advisory Agreement, if Company-defined funds from operations, as disclosed in the Company’s quarterly and annual reports (“CDFFO”), for a particular quarter is less than the aggregate gross cash distributions declared for such quarter, assuming all such cash distributions had been declared at the quarterly distribution rate for Class A shares of common stock authorized by the board of directors of the Company (the “Board”) for such quarter (“Baseline Distributions”). The amount of the asset management fees that will be deferred for a particular quarter, if any, will equal the lesser of (i) the difference between CDFFO and Baseline Distributions for such quarter and (ii) the entire asset management fees payable to the Advisor pursuant to the Amended and Restated Advisory Agreement for such quarter.

In addition, if in a given calendar quarter, the Company’s CDFFO is less than Baseline Distributions for such quarter, and the deferred asset management fee is not sufficient to satisfy the shortfall for such quarter (a “Deficiency”), the Advisor will be required to fund certain expenses of the Company or the Operating Partnership in an amount equal to such Deficiency.

In no event will the aggregate of the deferred asset management fees and the Deficiency support payments exceed $30.0 million (the “Maximum Amount”).

Subject to certain conditions, the Advisor is entitled to reimbursement from the Company for any asset management fees that are deferred and any expense support payments that the Advisor makes pursuant to the Expense Support Agreement; provided, that, the Company will not be obligated to reimburse the Advisor for any amount not reimbursed by the Company to the Advisor within three years after the quarter in which such reimbursable amount originated. For any quarter in which CDFFO exceeds Baseline Distributions for that quarter, the Expense Support Agreement requires that the Company reimburse the Advisor in an amount equal to the lesser of (i) the difference between CDFFO and Baseline Distributions and (ii) the sum of all outstanding reimbursable amounts. The Company’s obligation to reimburse the Advisor will be non-interest bearing.

During the term of the Expense Support Agreement, the Company may be able to use cash flow from operations to pay distributions to its stockholders that would otherwise be used to pay asset management fees or expenses. Although the Expense Support Agreement has an effective term through September 30, 2019, the Expense Support Agreement may be terminated prior thereto without cause or penalty by a majority of the Company’s independent directors upon 30 days’ prior written notice to the Advisor. In addition, the Advisor’s obligations under the Expense Support Agreement will immediately terminate upon the earlier to occur of (i) the termination or non-renewal of the Amended and Restated Advisory Agreement, (ii) the delivery by the Company of notice to the Advisor of the Company’s intention to terminate or not renew the Advisory Agreement, (iii) the Company’s completion of a liquidity event or (iv) the time the Advisor has deferred, waived or paid the Maximum Amount. Except with respect to the early termination events described above, any obligation of the Advisor to make payments under the Expense Support Agreement with respect to the calendar quarter ending September 30, 2019 will remain operative and in full force and effect through the end of such quarter.

When the Expense Support Agreement terminates, the Advisor will not have an obligation to defer fees or support expenses in order to support the Company’s cash distributions. Notwithstanding the foregoing, amounts deferred or reimbursed pursuant to the Expense Support Agreement shall survive any termination or expiration and remain subject to the reimbursement terms described above without modification or acceleration.

The preceding summary does not purport to be a complete summary of the Expense Support Agreement and is qualified in its entirety by reference to the Expense Support Agreement, a copy of which is filed herewith as Exhibit 10.2 and is incorporated by reference herein.

ITEM 8.01	Other Events

Cash Distributions and Stock Dividends

The Board authorized daily cash distributions to all common stockholders of record as of the close of business on each day commencing on the date that the minimum offering requirements are met in connection with the initial public offering of up to $2,000,000,000 in shares of common stock and ending on the last day of the quarter in which the minimum offering requirements are met (the “Initial Quarter”). The distributions for the Initial Quarter were authorized at a quarterly rate of (i) $0.1295 per Class A share of common stock and (ii) $0.1295 per Class T share of common stock and per Class W share of common stock less the respective annual distribution fees that are payable monthly with respect to such Class T shares and Class W shares (calculated on a daily basis). Cash distributions for the Initial Quarter will be paid in cash or reinvested in shares of the Company’s common stock for those electing to participate in the distribution reinvestment plan on a date determined by the Company that is no later than March 31, 2017. In addition, subject to the minimum offering requirements being satisfied on or before December 31, 2016 (and therefore the Initial Quarter ending on December 31, 2016), the Board has authorized daily cash distributions to all common stockholders of record as of the close of business on each day of the first quarter of 2017 at the respective quarterly rates per Class A share, Class T share and Class W share of common stock at which the Board has authorized cash distributions for the Initial Quarter. Any such cash distributions payable for the first quarter of 2017 shall be aggregated and paid on a date determined by the Company. There can be no assurances that the current cash distribution rate will be maintained.

Distributions will be calculated based on the number of days each stockholder has been a stockholder of record. For stockholders participating in the distribution reinvestment plan, distributions attributable to the class of shares they own will be reinvested into additional shares of the same class of common stock. Some or all of the distributions may be paid from sources other than cash flows from operating activities, such as cash flows from financing activities, which could include borrowings and net proceeds from primary shares sold in the Company’s public offering, proceeds from the issuance of shares pursuant to the distribution reinvestment plan, cash resulting from a waiver or deferral of fees otherwise payable to the Advisor or its affiliates, cash resulting from the Advisor or its affiliates paying certain of the Company’s expenses, proceeds from the sales of assets, and the Company’s cash balances. The Company has not established a cap on the amount of its distributions that may be paid from any of these sources.

In addition to the cash distributions described above, the Board has authorized special daily stock dividends to all common stockholders of record as of the close of business on each day for the first, second and third quarters of 2017 in an amount equal to $0.0000410959 of a share of common stock on each outstanding share of common stock. The special stock dividends attributable to a particular class of shares of the Company’s common stock will be issued as additional shares of the same class of common stock. The special stock dividends will be issued and recorded in the Company’s stockholder records on or about the first business day of the calendar month immediately following the last day of the applicable calendar quarter.

Amendment to Distribution Reinvestment Plan

The Board has approved and adopted the Second Amended and Restated Distribution Reinvestment Plan, effective November 1, 2016 (the “Amended DRP”). The Amended DRP clarifies that the price at which additional shares of common stock may be purchased pursuant to the distribution reinvestment plan is $9.0355 per share rather than $9.04 per share, which is the price per share rounded to the nearest whole cent. The Company did not amend any of the other terms of the plan.

The preceding summary does not purport to be a complete summary of the Amended DRP and is qualified in its entirety by reference to the Amended DRP, a copy of which is filed herewith as Exhibit 4.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

4.1	Second Amended and Restated Distribution Reinvestment Plan, effective as of November 1, 2016

10.1	Second Amended and Restated Advisory Agreement, dated as of October 27, 2016, by and between Industrial Logistics Realty Trust Inc., ILT Operating Partnership LP and ILT Advisors LLC

10.2	Expense Support Agreement, dated as of October 27, 2016, by and between Industrial Logistics Realty Trust Inc., ILT Operating Partnership LP and ILT Advisors LLC

Forward-Looking Statements

This Current Report on Form 8-K, including the exhibits filed herewith, contains forward-looking statements (including, without limitation, statements concerning future deferrals of asset management fees or payment of expenses by the Advisor pursuant to the Expense Support Agreement that are based on the Company’s current expectations, plans, estimates, assumptions, and beliefs that involve numerous risks and uncertainties, including, without limitation, the future operating performance of the Company’s investments and those risks set forth in the Company’s filings with the Securities and Exchange Commission. Although these forward-looking statements reflect management’s belief as to future events, actual events or the Company’s investments and results of operations could differ materially from those expressed or implied in these forward-looking statements. To the extent that the Company’s assumptions differ from actual results, the Company’s ability to meet such forward-looking statements may be significantly hindered. You are cautioned not to place undue reliance on any forward-looking statements. The Company cannot assure you that it will attain its investment objectives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDUSTRIAL LOGISTICS REALTY TRUST INC.

November 2, 2016	By:	/s/ THOMAS G. MCGONAGLE
	Name:	Thomas G. McGonagle
	Title:	Chief Financial Officer

EXHIBIT INDEX

4.1	Second Amended and Restated Distribution Reinvestment Plan, effective as of November 1, 2016

10.1	Second Amended and Restated Advisory Agreement, dated as of October 27, 2016, by and between Industrial Logistics Realty Trust Inc., ILT Operating Partnership LP and ILT Advisors LLC

10.2	Expense Support Agreement, dated as of October 27, 2016, by and between Industrial Logistics Realty Trust Inc., ILT Operating Partnership LP and ILT Advisors LLC